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                                                                    Exhibit 13.2

                      CHIEF FINANCIAL OFFICER CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350

      The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge, the Annual Report on Form 20-F for the year ended December 31, 2003 of Deutsche Bank Aktiengesellschaft fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that, to his knowledge, the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Deutsche Bank Aktiengesellschaft.

Date:  March 25, 2004                  /s/ Dr. Clemens Boersig
                                       -----------------------------------------
                                       Dr. Clemens Boersig
                                       Member of the Board of Managing Directors
                                       Chief Financial Officer